UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

November 30, 2012
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (“Form 10-Q”), Forest Laboratories, Inc. (“Forest”) entered into a Stipulation of Compromise and Settlement dated October 8, 2012 (the “Stipulation”) to resolve shareholder derivative actions against Forest’s directors and certain of its officers filed in New York State Supreme Court (the “State Court”) under the caption John Hawley Trust, by John M. Hawley Jr., Trustee, on behalf of himself and all others similarly situated and derivatively on behalf of Nominal Defendant Forest Laboratories, Inc., vs. Howard Solomon et al., Defendants and Forest Laboratories, Inc., Nominal Defendant (the “Hawley Action”) and in the U.S. District Court for the Southern District of New York (the “Federal Court”) under the caption In Re: Forest Laboratories, Inc. Derivative Litigation (the “Federal Action” and collectively with the Hawley Action, the “Derivative Actions”).

On November 30, 2012, the State Court entered an order preliminarily approving the settlement of the Derivative Actions on the terms set forth in the Stipulation previously reported in the Form 10-Q, providing for notice of the proposed settlement to Forest’s stockholders, and scheduling a hearing for January 9, 2013, at 10:00 a.m. Eastern time to consider whether to:  (i) approve the proposed settlement contemplated by the Stipulation, (ii) approve the award of fees and expenses requested by plaintiffs’ counsel, and (iii) enter a judgment dismissing the Hawley Action with prejudice as set forth in the Stipulation filed with the State Court.   In accordance with the Stipulation, if the State Court approves such matters and the Hawley Action is dismissed, the parties will take such action as necessary to dismiss the Federal Action.

The Notice of Proposed Settlement of Derivative Actions, Hearing Thereon, and Right to Appear in the form approved by the Court is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits:

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description
99.1	Form of Notice of Proposed Settlement of Derivative Actions, Hearing Thereon, and Right to Appear

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2012

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President Finance & Administration and
Chief Financial Officer